UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Altiris, Inc.

(Name of Registrant as Specified in its Charter)

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Filed by Altiris, Inc.

Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

Subject Company: Altiris, Inc.

Commission File No.: 000-49793

The following communication was distributed by Bradley Gittings, Director, Investor Relations of Altiris, Inc., to stockholders of Altiris, Inc. and certain analysts on January 29, 2007.

January 29, 2007

Dear Altiris Investors and Analysts,

Today, Altiris Nasdaq (ATRS) announced it has signed a definitive agreement to be acquired by Symantec Nasdaq:(SYMC) in an all cash transaction for $33 per share, or approximately $830 million, net of cash. The parties intend to consummate the transaction as soon as practicable and currently anticipate that the closing will occur in the second calendar quarter of 2007. When the transaction is completed, Symantec will create a new business unit led by Greg Butterfield, Altiris’ CEO. The agreement is subject to certain conditions including regulatory and other customary approvals and approval by Altiris shareholders.

This transaction marks a significant milestone in Altiris’ nine-year history and is an opportunity for two leading companies to join together and create a powerful software platform to address the convergence of security, storage and systems management.

The combination of Altiris’ leadership and innovation in service-oriented management solutions and Symantec’s expertise in endpoint security, compliance and backup will position the combined organization to offer product suites addressing the convergence of IT operations and security - driven by customer demand.

In today’s IT environment, customers have complex infrastructures and need to understand what they have before they can protect those assets. We believe that by joining Symantec’s leading solutions for endpoint security, compliance and backup with Altiris’ lifecycle and configuration management capabilities, customers will have confidence that their assets are configured and protected appropriately.

Altiris will have access to greater resources and expertise in endpoint security, compliance and backup and we believe we will be able to leverage Symantec’s broader global reach and brand recognition. Altiris and Symantec also share similar go-to-market business models utilizing VAR, systems integrator, and OEM partners as well as respective partnerships with Dell and HP.

Kind Regards,
Bradley Gittings

Bradley Gittings
Director, Investor Relations
Altiris, Inc.
Office: (801) 734-5403
Mobile: (801) 310-0413

email: bradley.gittings@Altiris.com

IR website: http://phx.corporate-ir.net/phoenix.zhtml?c=131071&p=irol-irhome

WHY DOES THIS MERGER MAKE SENSE?

•	Leverages core competitive strengths

•	The most secure endpoint is a well managed endpoint

•	Symantec and Altiris share a common focus and vision for the endpoint – to protect and manage the tens of millions of connected desktops, laptops, mobile devices and servers that create the fabric of today’s global IT infrastructure

•	Customers have complex IT infrastructures and need to understand what they have before they can protect those assets. By joining Symantec’s expertise in endpoint security, compliance and backup with Altiris’ expertise in endpoint management and remediation, customers will have confidence that their assets are configured and protected appropriately.

•	Combined, our solutions will create the most comprehensive endpoint suite available.

•	Distribution synergies

•	Targets the same IT buyer

•	Strengthens SME presence – leverages Symantec’s global channel

•	Synergistic OEM partners – respective partnerships with HP and Dell are complementary

•	Capitalize on future technology trends

•	Proliferation of virtual desktop environments

•	Mobile endpoint proliferation – mobile devices need to be managed

•	Software-as-a-service – Altiris products are service-enabled

•	Both companies are working with Intel on its vPro initiatives to build the next generation of secure and manageable PCs

Altiris and Symantec senior management teams will host a conference call to discuss this definitive agreement at 8:00 AM Eastern Standard Time. To participate in the call please dial (800) 289-0572 or (913) 981-5543, Confirmation Code: 2924997. A webcast of the conference call will also be available on the Internet at http://phx.corporate-ir.net/phoenix.zhtml?c=131071&p=irol-irhome. There will be replay available on the website for those shareholders and analysts who are unable to listen to the live call.

About Symantec:

Symantec is a global leader in infrastructure software, enabling businesses and consumers to have confidence in a connected world. The company helps customers protect their infrastructure, information, and interactions by delivering software and services that address risks to security, availability, compliance, and performance. Headquartered in Cupertino, Calif., Symantec has operations in 40 countries. More information is available at www.Symantec.com.

Additional Information for Altiris Stockholders

Altiris intends to file with the Securities and Exchange Commission preliminary and definitive proxy statements and other relevant materials in connection with the merger. The proxy statement will be mailed to the stockholders of Altiris. Before making any voting or investment decision with respect to the merger, investors and stockholders of Altiris are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger, Altiris and Symantec. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the "SEC") at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Altiris at its corporate website at www.altiris.com under Company-Investor Relations or by contacting Investor Relations at Altiris, Inc. 588 W. 400 S., Lindon, UT 84042.

Altiris and its officers and directors may be deemed to be participants in the solicitation of proxies from Altiris’ stockholders with respect to the merger. A description of any interests that these officers and directors have in the merger will be available in the proxy statement. Information concerning Altiris’ directors and executive officers is set forth in Altiris’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 26, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov or Altiris’ Investor Relations page on its corporate website at www.altiris.com.

Note on Forward-Looking Statements

This letter contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the completion of the proposed merger, corporate, financial, and market opportunities, as well as the performance, integration and success of the combined company. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including general economic and market conditions, specific financial market conditions affecting Symantec’s financial commitment in the transaction, legal and regulatory considerations pertaining to the proposed transaction and such other risks as identified in the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2005, as amended, and the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission and all subsequent filings, including the preliminary and definitive proxy statements to be filed in connection with this proposed transaction which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.